EXHIBIT 10.4

29 March 2022

Singapore Tourism Board (“STB”) 1 Orchard Spring Lane Singapore 247729 BY EMAIL ONLY Attention: Mr Keith Tan

RE: DEVELOPMENT AGREEMENT DATED 3 APRIL 2019 BETWEEN STB AND MARINA BAY SANDS PTE. LTD. (“MBS”) - EXTENSION OF TIME TO COMMENCE CONSTRUCTION

1.Introduction
1.1Pursuant to a Development Agreement dated 3 April 2019 (the “Principal Agreement”) made between STB and MBS (collectively, the “Parties”, and each of them a “Party”), STB agreed to grant, and MBS agreed to take, a lease of the Land for a term commencing from the Effective Date and ending on 21 August 2066, upon the terms and conditions contained in the Principal Agreement and the Lease.
1.2Unless the context requires or as defined otherwise in this letter (“Letter”), all capitalised terms used in this Letter shall have the meanings given to them in the Principal Agreement.
1.3Pursuant to a letter dated 8 April 2019 from Drew & Napier LLC (as counsel to MBS) to STB, the Parties agreed and confirmed that the Effective Date is 8 April 2019.
1.4MBS had, on 22 October 2020, and 19 January 2022, submitted formal applications to, inter alia, extend the date on which MBS is to Commence Construction and Complete construction, as well as other proposed amendments to the Principal Agreement. As of the date of this Letter, the Parties are in the midst of negotiating and discussing further amendments to be made to the Principal Agreement, the details of which will be set out in a supplementary agreement to be entered into between the Parties (“Supplementary Agreement”). In that regard, the Parties intend for certain amendments to be made (amongst other things) to Clause 16.5.3 and Annexure “F” to the Principal Agreement to reflect the calculation of interest rates on the basis of the Singapore Overnight Rate Average instead of the SOR, and which are intended to take effect retrospectively on 1 March 2022.
1.5The Principal Agreement requires MBS to Commence Construction within three years from the Effective Date (the “Construction Commencement Date”), i.e., by 8 April 2022.
Marina Bay Sands Pte Ltd
10 Bayfront Avenue
Singapore 018956
+65 6688 8868 tel +65 6688 8869 fax
www.marinabaysands.com

Company Reg No:200507292R

2.Extension of Time
The Parties mutually agree, with effect from the Operative Date (as defined below):
2.1to extend the Construction Commencement Date from 8 April 2022 to 8 April 2023; and
2.2that notwithstanding anything in the Principal Agreement, all references to the Construction Commencement Date in the Principal Agreement shall be construed as four (4) years from the Effective Date (i.e., 8 April 2023), instead of three (3) years from the Effective Date (i.e., 8 April 2022).
3.Condition Precedent
3.1MBS acknowledges and agrees that the Parties’ agreement to extend the Construction Commencement Date in paragraph 2 of this Letter is conditional upon STB’s receipt of the Amendments to Banker’s Guarantee substantially in the form set out in Appendix A (Form of Amendment to Banker’s Guarantee) (or such other form as STB may approve), duly executed by each of DBS Bank Ltd., Oversea-Chinese Banking Corporation Limited and United Overseas Bank Limited (collectively, the “Executed Amended Banker’s Guarantees”).
3.2MBS shall, no later than seven (7) days of the date of this Letter, provide to STB the Executed Amended Banker’s Guarantees.
3.3The Parties hereby agree that the amendments, variations and supplements to the Principal Agreement set out in paragraph 2 of this Letter shall take effect on the date on which the Executed Amended Banker’s Guarantees have been duly received and accepted by STB and/or its solicitors (the “Operative Date”). STB and/or its solicitors shall notify MBS promptly upon receiving and accepting the Executed Amended Banker’s Guarantees.
4.Other Provisions
4.1Construction of the Principal Agreement and this Letter Agreement: The Principal Agreement and this Letter shall be read and construed as one document and this Letter shall be considered to be part of the Principal Agreement and, without prejudice to the generality of the foregoing, where the context so allows:
4.1.1references in the Principal Agreement to “this Agreement”, howsoever expressed, shall be read and construed as references to the Principal Agreement as amended, varied or supplemented by this Letter; and
4.1.2references in the Lease to the “Development Agreement”, however expressed, shall be read and construed as references to the Principal Agreement as amended, varied or supplemented by this Letter.
Marina Bay Sands Pte Ltd
10 Bayfront Avenue
Singapore 018956
+65 6688 8868 tel +65 6688 8869 fax
www.marinabaysands.com

Company Reg No:200507292R

4.2Terms of the Principal Agreement: Subject to the amendments, variations and supplements to the Principal Agreement as provided in this Letter, all of the terms and conditions of the Principal Agreement are hereby confirmed and shall remain in full force and effect. In the event of any inconsistency between the Principal Agreement and this Letter, the latter will prevail.
4.3Governing law: This Letter is governed by, and is to be construed in accordance with the laws of Singapore. Save as expressly provided otherwise, the Parties agree to submit to the exclusive jurisdiction of the courts of Singapore.

Yours faithfully,

/s/ GEORGE TANASIJEVICH
Name: George Tanasijevich
Designation: Managing Director
For and on behalf of Marina Bay Sands Pte. Ltd.

Cc: Las Vegas Sands

Marina Bay Sands Pte Ltd
10 Bayfront Avenue
Singapore 018956
+65 6688 8868 tel +65 6688 8869 fax
www.marinabaysands.com

Company Reg No:200507292R

ACCEPTANCE AND ACKNOWLEDGEMENT

We acknowledge receipt of this Letter, and hereby confirm and agree to the terms and conditions contained in this Letter.

/s/ KEITH TAN	30 March 2022
Name: Keith Tan
Designation: Chief Executive
For and on behalf of Singapore Tourism Board

Marina Bay Sands Pte Ltd
10 Bayfront Avenue
Singapore 018956
+65 6688 8868 tel +65 6688 8869 fax
www.marinabaysands.com

Company Reg No:200507292R